                                                                   Exhibit 99(d)

POSCO HULS CO., LTD.

Statements of Appropriation (Disposition) of Retained Earnings (Deficit)

Years ended December 31, 1998, 1997 and 1996

(in thousands of U.S. dollars)

Date of Appropriation for 1998:  March 19, 1999
Date of Appropriation for 1997:  March 24, 1998
Date of Appropriation for 1996:  February 8, 1997

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                                                                                  1998           1997            1996
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
Unappropriated (undisposed) retained earnings (deficit):
    Balance at beginning of year                                          $          11,898           6,749         (1,288)
    Net earnings (loss) for the year                                                (31,989)          5,970         57,025
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                                                                                    (20,091)         12,719         55,737
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Transfers from voluntary reserves:
       Reserve for export loss (note 14)                                              1,472               -              -
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                                                                                      1,472               -              -
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Appropriation (disposition) of unappropriated retained earnings (deficit):
       Legal reserve (note 14)                                                            -               -          3,141
       Reserve for business
         rationalization (note 14)                                                        -             821          5,523
       Cash dividends                                                                     -               -         31,406
       Reserve for technology development (note 14)                                       -               -          2,010
       Reserve for export loss (note 14)                                                  -               -          5,150
       Reserve for overseas
         market development (note 14)                                                     -               -          1,758
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                                                                                          -             821         48,988
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Balance of unappropriated (undisposed)
    retained earnings (deficit) after
    (proposed) appropriation (disposition)                                $         (18,619)         11,898          6,749
===========================================================================================================================

See accompanying notes to financial statements.